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                                                                EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and in the headnotes to "Summary Historical Financial Data" and "Selected Historical Financial Data" in the Registration Statement (Form S-4) and related Prospectus of American Real Estate Finance Corporation (the Company) for the registration of shares of its common stock and to the use of our report dated March 27, 2002 with respect to the balance sheet of the Company dated March 27, 2002 included therein, to the incorporation by reference therein, and of our reports dated January 4, 2002 with respect to the financial statements of American Strategic Income Portfolio Inc. and American Select Portfolio Inc. included in their respective Annual Reports (Forms N-30D) for the year ended November 30, 2001, and our reports dated June 29, 2001 with respect to the financial statements of American Strategic Income Portfolio Income Inc. II and American Strategic Income Portfolio Inc. III included in their respective Annual Reports (Forms N-30D) for the year ended May 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 28, 2002